UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2021

PALTALK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38717	20-3191847
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

30 Jericho Executive Plaza, Suite 400E Jericho, NY	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 967-5120

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PALT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2021, Paltalk, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), by and between the Company and Maxim Group LLC, as representative of the underwriters named on Schedule 1 thereto (the “Underwriter”), relating to a firm commitment underwritten offering (the “Offering”) of 1,350,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”). The Offering was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-260063) filed on October 5, 2021, which was declared effective on October 14, 2021. A preliminary prospectus supplement was filed with the Securities and Exchange Commission (the “SEC”) on October 14, 2021, and a final prospectus supplement was filed with the SEC on October 18, 2021.

Pursuant to the Underwriting Agreement, the public offering price was $7.50 per Share and the Underwriter purchased the Shares at a 7.0% discount to the public offering price. The Company granted the Underwriter the option to purchase, within 45 days from the date of the Underwriting Agreement, an additional 202,500 shares of Common Stock at the same price per share as the Shares (the “Over-Allotment Option”), which the Underwriter exercised in full. Maxim Group LLC acted as sole book-running manager for the Offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

On October 19, 2021, the Offering, including the exercise of the Over-Allotment Option, closed, resulting in net proceeds to the Company of approximately $10.8 million, after deducting the underwriting discounts and commissions and estimated offering expenses. The Company expects to use the net proceeds from the Offering for, among other things, to fund development costs related to new and existing applications, advertising and marketing initiatives to further grow the Company’s applications and services, the acquisition of, or investment in, technologies, solutions or businesses that complement the business, and for working capital and general corporate purposes.

The Underwriting Agreement is included as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the form of Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure.

On October 14, 2021, the Company issued a press release announcing the launch of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On October 14, 2021, the Company also issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

On October 19, 2021, the Company also issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

The information in this Current Report on Form 8-K is being furnished pursuant to Item 7.01 (including Exhibits 99.1, 99.2 and 99.3) and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 14, 2021, by and between Paltalk, Inc. and Maxim Group LLC, as representative of the underwriters named therein.
5.1	Opinion of Haynes and Boone, LLP.
23.1	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1).
99.1	Press Release of Paltalk, Inc., dated October 14, 2021 (furnished pursuant to Item 7.01).
99.2	Press Release of Paltalk, Inc., dated October 14, 2021 (furnished pursuant to Item 7.01).
99.3	Press Release of Paltalk, Inc., dated October 19, 2021 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2021

PALTALK, INC.

By:	/s/ Jason Katz
Jason Katz
Chief Executive Officer

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